Amendment to Fund Participation Agreement

This Amendment to Fund Participation Agreement (the “Amendment”) is dated April 30, 2013, and is entered into by and among Transamerica Life Insurance Company, an Iowa insurance company (the “Company”), Financial Investors Variable Insurance Trust, a Delaware Statutory Trust (the “Trust” or the “Fund,” and each series of the Trust listed on Exhibit B, as applicable, a “Portfolio” and collectively, the “Portfolios”), ALPS Advisors, Inc. a Colorado corporation, (“AAI”), ALPS Distributors, Inc., a Colorado corporation (“ADI”) and ALPS Portfolio Solutions Distributor, Inc., a Colorado corporation.

WHEREAS, the Company, the Trust, AAI, and ADI entered into Fund Participation Agreement dated October 30, 2007 (the “Agreement”); and

WHEREAS, the Company, the Trust, AAI, and ADI wish to amend the Agreement in order to (i) change the name of the Trust, (ii) change the distributor used by the Portfolios, (iii) add certain additional Portfolios made available by the Trust under the Agreement and (iv) incorporate certain other changes, as more fully set forth below.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. All references to Financial Investors Variable Insurance Trust in the Agreement are hereby changed to ALPS Variable Investment Trust, to reflect the new name of the Trust.

2. All references to ALPS Distributors, Inc. in the Agreement are hereby deleted and replaced with reference to ALPS Portfolio Solutions Distributor, Inc., which hereby assumes the rights, duties and obligations of ALPS Distributors, Inc. under the Agreement, to reflect the new distributor of the Trust.

3. Section 6.1 of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following:

6.1           The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund’s own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Company utilizing an omnibus relationship and (3) for Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund’s own assets pursuant to the terms of its Shareholder Service Plan for administrative services.  Notwithstanding the foregoing, Company acknowledges that any compensation to be paid to Company by the Distributor with respect to (2) and (3) of this Section 6.1 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or Shareholder Service Plan, the amounts payable to Company will be reduced accordingly.

4. The following is added to the end of Section 2.4 of Article II of the Agreement:

The Company represents and warrants that it will adhere to its own policy intended to discourage shareholders from trading that could be detrimental to long-term shareholders of the Fund (the “Policy”) and that the Policy complies with Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”).  The aforesaid includes among other things, the monitoring of shareholder/participant trading activity and the restriction of shareholder/participant trading privileges at the sub-account level if warranted by the Fund.

5. Schedule B of the Agreement is hereby deleted and replaced in its entirety with the new Schedule B attached hereto.

6. Schedule D of the Agreement is hereby deleted and replaced in its entirety the new Schedule D attached hereto.

7.           Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date first written above.

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TRANSAMERICA LIFE INSURANCE	ALPS VARIABLE INVESTMENT
COMPANY	TRUST (formerly, Financial Investors Variable Insurance Trust)

By:     /s/ Matt Monson                                                      By: /s/ Thomas A. Carter
Name:    Matt Monson                                                           Name: Thomas A. Carter
Title:       VP                                                                           Title: President

ALPS ADVISORS, INC.	ALPS DISTRIBUTORS, INC.

By:        /s/ Thomas A. Carter                                                     By: /s/ David t. Buhler
Name:  Thomas A. Carter                                                           Name: David T. Buhler
Title:    President                                                                       Title: Vice President

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:     /s/ David T. Buhler
Name: David T. Buhler
Title:  Vice President

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALPS VARIABLE INVESTMENT TRUST
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson MVP ETF Portfolio (Class I/Class II/Class III)
ALPS/Alerian Energy Infrastructure Portfolio (Class I/Class III)

PARTICIPATION AGREEMENT

SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Shareholder Service Fee
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson MVP ETF Portfolio	Class I	None	None
	Class II	0.25%	None
	Class III	0.25%	0.25%
ALPS/Alerian Energy Infrastructure Portfolio	Class I	None	None
	Class III	0.25%	0.25%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement.  Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio Only

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.  The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.